EXHIBIT 99.1

N E W S    R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Reports Fourth Quarter and Full Year 2011 Results

Waco, Texas   March 20, 2012……….

Highlights and Key Points:

•                  FirstCity reported fourth quarter 2011 earnings of $15.3 million or $1.47 per diluted share, and fiscal year 2011 earnings of $24.2 million or $2.33 per diluted share.

•                  Fourth quarter 2011 earnings included a $26.5 million non-cash gain related to a debt refinancing transaction, and $9.2 million of non-cash impairment charges recorded to the Company’s investments in Mexico.

•                  FirstCity and its partners acquired $106.9 million of portfolio assets with a face value of $232.6 million during the fourth quarter of 2011. For the 2011 fiscal year, FirstCity and its partners acquired $287.3 million of portfolio assets with a face value of $558.1 million.

•                  FirstCity invested $7.6 million in non-portfolio debt and equity investments during the quarter, bringing year-to-date totals to $36.0 million.

Components of FirstCity’s quarterly results are summarized below:

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2011	2010	2011	2010
	(Unaudited)
Continuing Operations:
Portfolio Asset Acquisition and Resolution	$17,225	$1,961	$27,950	$4,756
Special Situations Platform	599	2,029	4,068	11,710
Corporate and other	(2,490)	(1,864)	(7,801)	(7,925)
Earnings from continuing operations	15,334	2,126	24,217	8,541
Income from discontinued operations - Special Situations Platform (1)	—	(348)	—	3,962
Net earnings attributable to FirstCity	$15,334	$1,778	$24,217	$12,503
Diluted earnings per common share	$1.47	$0.17	$2.33	$1.23

(1)          Represents the results of operations of the Company’s consolidated coal mine that dissolved in December 2010.

Portfolio Asset Acquisition and Resolution Business Segment

For the fourth quarter of 2011 (“Q4 2011”), our Portfolio Asset Acquisition and Resolution business segment reported $17.2 million in earnings — comprised primarily of a $26.5 million non-cash gain related to a debt refinancing transaction, $13.5 million in revenues, $5.4 million of equity losses from unconsolidated subsidiaries, and $17.8 million of operating costs and expenses.

(more)

For fiscal year 2011 (“FY 2011”), our Portfolio Asset Acquisition and Resolution business segment reported $28.0 million in earnings — comprised primarily of a $26.5 million one-time, non-cash gain related to a debt refinancing transaction (see the “Other Corporate Matters” section below for additional discussion), $63.9 million in revenues, $0.6 million of equity losses from unconsolidated subsidiaries, $52.1 million of operating costs and expenses, $4.2 million of net provisions to consolidated assets, and $7.7 million of net income attributable to noncontrolling interests.

Net earnings for Q4 2011 and FY 2011 were impacted by continued revenue streams from our core investment activities and servicing platform (due primarily to increased collections), along with the following significant accounting events:

•                  The $26.5 million non-cash debt-related gain recognized in Q4 2011;

•                  Net impairment charges of $9.2 million recorded to our Mexican core business investments in Q4 2011. This net impairment charge was comprised of the following:

•                  $7.4 million write-down on our investments in unconsolidated Mexican Acquisition Partnerships (included in “equity income (loss) from unconsolidated subsidiaries”). This write-down to our unconsolidated subsidiaries resulted primarily from pricing information obtained on similar assets in Q4 2011 that revealed an economic loss in value of our unconsolidated subsidiaries that would not likely be recovered over time.

•                  $1.8 million write-down on our net investment in a majority-owned Mexican Acquisition Partnership (comprised of a $3.1 million consolidated impairment charge included in “other costs and expenses,” off-set partially by the minority investor’s share of $1.3 million included in “net income attributable to noncontrolling interests”). This net write-down to our consolidated subsidiary resulted from a lower-of-cost-or-market adjustment upon the subsidiary’s classification as “held for sale” in Q4 2011 due to management’s expectation to sell this subsidiary (and two other consolidated Mexican subsidiaries) over the next twelve months. The fair values of the other subsidiaries exceeded their carrying amounts.

Additional information related to our Portfolio Asset Acquisition and Resolution business segment for Q4 2011 and FY 2011, including investment activity and the major components of revenue, costs and expenses, is included in the supplemental schedules of this release.

The Company’s unrealized gross profit associated with its core portfolio assets totaled $117.0 million at December 31, 2011. Unrealized gross profit is a non-GAAP measure. Refer to the Schedule of Estimated Unrealized Gross Profit from Portfolio Assets on page 10 of this release for a reconciliation of this measure with the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Special Situations Platform Business Segment

Our Special Situations Platform business segment provided $0.6 million in earnings for Q4 2011 — comprised primarily of $2.8 million in revenues, $0.3 million in equity losses from unconsolidated subsidiaries, and $1.7 million of operating costs and expenses. For FY 2011, our Special Situations Platform business segment provided $4.1 million in earnings — comprised primarily of $10.2 million in revenues, $2.9 million in equity income from unconsolidated subsidiaries, $8.0 million of operating costs and expenses, and $1.2 million of net income attributable to noncontrolling interests. Net earnings for FY 2011 were positively impacted by continued revenue streams from our consolidated railroad operations and other portfolio company investments, and a decline in real estate loss provisions.

Additional information related to our Special Situations Platform business segment for Q4 2011 and FY 2011, including the major components of revenue, costs and expenses, is included in the supplemental schedules of this release.

Other Corporate Matters

As reported in our December 20, 2011 news release and in our Current Report on Form 8-K filed with the SEC on December 23, 2011, FirstCity refinanced its senior credit facility with Bank of Scotland, which had an unpaid principal balance of approximately $173.2 million at closing. As a result, FirstCity’s primary obligation under this loan facility, as amended (“BoS Facility A”), was reduced by the assumption of $25.0 million of debt (“BoS Facility B”) by a newly-formed, wholly-owned subsidiary of FirstCity, combined with a $53.4 million reduction from proceeds obtained by FirstCity from its new $50.0 million credit facility with Bank of America and other cash payments at closing. FirstCity’s remaining $94.8 million debt obligation under BoS Facility A (post-closing) carries a 0.25% annual interest rate through maturity (December 2014), and allows for repayment over time as cash flows from the underlying pledged assets are realized. FirstCity’s $25.0 million debt obligation under BoS Facility B does not bear interest, and allows for repayment over time as cash flows from the underlying pledged assets are realized, if any (FirstCity has not received any significant cash flows from these underlying assets and has not allocated any value to these assets for the past two years). As a result of its December 2011 debt refinancing arrangements, FirstCity was able to significantly reduce its aggregate future cash outlay to Bank of Scotland and Bank of America under these new loan facilities in comparison to the repayment terms under its former senior credit facility with Bank of Scotland — which, in turn, will provide more liquidity in the future to fund investment opportunities. FirstCity recognized a $26.5 million non-cash gain in Q4 2011 in connection with this debt refinancing transaction, as FirstCity effectively reduced the carrying amount of debt on its balance sheet.

Conference Call

A conference call will be held on Tuesday, March 20, 2012 at 9:00 a.m. Central Time to discuss Q4 2011 and FY 2011 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Fourth Quarter 2011 Conference Call
Date:	Tuesday, March 20, 2012
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	800-299-7635
	International	617-786-2901
	Passcode	67414586

Replay available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Cautionary Statement Regarding Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors and risks, including the precautionary statements included in this document and those contained from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation

Summary of Operations and Selected Balance Sheet Data

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Finance and Servicing:
Servicing fees	$3,331	$2,660	$11,065	$8,658
Income from Portfolio Assets	6,720	11,691	40,622	45,971
Gain on sale of SBA loans held for sale, net	425	294	2,261	654
Gain on sale of investment security	90	—	90	3,250
Interest income from SBA loans	409	317	1,433	1,212
Interest income from loans receivable	865	937	3,548	4,122
Other income	2,558	1,959	8,309	6,511
	14,398	17,858	67,328	70,378
Manufacturing and Railroad Operations:
Operating revenues - manufacturing	—	—	—	10,466
Operating revenues - railroad	1,972	1,261	6,989	4,720
	1,972	1,261	6,989	15,186
Total revenues	16,370	19,119	74,317	85,564
Costs and expenses:
Finance and Servicing:
Interest and fees on notes payable to banks and other	2,876	4,007	13,032	14,594
Interest and fees on note payable to affiliate	362	387	1,502	1,572
Salaries and benefits	6,760	5,217	22,794	21,284
Provision for loan and impairment losses	1,795	877	4,165	9,294
Asset-level expenses	1,378	1,871	6,094	7,852
Other	7,448	3,767	16,429	12,427
	20,619	16,126	64,016	67,023
Manufacturing and Railroad Operations:
Cost of revenues and operating costs - manufacturing	—	—	—	10,788
Cost of revenues and operating costs - railroad	1,605	871	4,583	2,739
	1,605	871	4,583	13,527
Total costs and expenses	22,224	16,997	68,599	80,550
Earnings (loss) before other revenue and income taxes	(5,854)	2,122	5,718	5,014
Equity income (loss) from unconsolidated subsidiaries	(5,700)	602	2,231	14,609
Gain on business combination	—	3,704	433	4,595
Gain on debt extinguishment	26,543	—	26,543	—
Gain on sale of subsidiaries	1,813	—	1,818	—
Earnings from continuing operations before income taxes	16,802	6,428	36,743	24,218
Income tax expense	1,655	1,060	3,702	2,252
Earnings from continuing operations, net of tax	15,147	5,368	33,041	21,966
Income (loss) from discontinued operations	—	(348)	—	3,962
Net earnings	15,147	5,020	33,041	25,928
Less: net income (loss) attributable to noncontrolling interests	(187)	3,242	8,824	13,425
Net earnings attributable to FirstCity	$15,334	$1,778	$24,217	$12,503

Basic earnings per share of common stock:
Earnings from continuing operations	$1.48	$0.20	$2.34	$0.85
Discontinued operations	$—	$(0.03)	$—	$0.39
Net earnings per common share	$1.48	$0.17	$2.34	$1.24
Weighted average common shares outstanding (in thousands)	10,294	10,205	10,283	10,092

Diluted earnings per share of common stock:
Earnings from continuing operations	$1.47	$0.20	$2.33	$0.84
Discontinued operations	$—	$(0.03)	$—	$0.39
Net earnings per common share	$1.47	$0.17	$2.33	$1.23
Weighted average common shares outstanding (in thousands)	10,342	10,312	10,304	10,197

	December 31,	December 31,
	2011	2010
	(Unaudited)
Selected Balance Sheet Data:
Cash and cash equivalents	$34,802	$46,597
Earning assets:
Portfolio Asset Acquisition and Resolution assets:
United States	199,093	241,589
Latin America	17,048	39,476
Europe	41,447	68,642
Special Situations Platform assets - U.S.	51,099	50,765
Service fees receivable and other assets	12,857	13,335
Total assets	$356,346	$460,404

Notes payable to banks and debt obligations	$189,936	$293,034
Notes payable to affiliates	—	11,805
Other liabilities	29,007	30,825
Total liabilities	218,943	335,664
FirstCity stockholders’ equity	111,976	88,342
Noncontrolling interests	25,427	36,398
Total equity	137,403	124,740
Total liabilities and equity	$356,346	$460,404

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Summary Operating Statement Data for Business Segments
Portfolio Asset Acquisition and Resolution segment:
Revenues	$13,495	$17,029	$63,877	$66,387
Equity losses from unconsolidated subsidiaries	(5,405)	(1,440)	(624)	(1,693)
Gain on sale of subsidiaries	1,813	—	1,818	—
Gain on business combinations	—	3,704	278	4,595
Gain on debt extinguishment	26,543	—	26,543	—
Costs and expenses	(17,752)	(13,463)	(52,123)	(47,980)
Operating contribution before provision for loan and impairment losses and noncontrolling interest expense	18,694	5,830	39,769	21,309
Provision for loan and impairment losses, net	(1,795)	(877)	(4,165)	(6,271)
Net (income) loss attributable to noncontrolling interests	326	(2,992)	(7,654)	(10,282)
Operating contribution, net of direct taxes	$17,225	$1,961	$27,950	$4,756

Special Situations Platform segment:
Revenues	$2,766	$2,050	$10,190	$19,043
Equity income (loss) from unconsolidated subsidiaries	(295)	2,042	2,855	16,302
Gain on business combination	—	—	155	—
Costs and expenses	(1,733)	(1,813)	(7,962)	(17,469)
Operating contribution before provision for loan and impairment losses and noncontrolling interest expense	738	2,279	5,238	17,876
Provision for loan and impairment losses	—	—	—	(3,023)
Net income attributable to noncontrolling interests	(139)	(250)	(1,170)	(3,143)
Operating contribution, net of direct taxes	$599	$2,029	$4,068	$11,710

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Portfolio Asset Acquisition and Resolution segment:
Revenues and equity income of investments by region:
United States	$10,354	$10,680	$42,180	$42,432
Latin America	(6,305)	2,417	2,230	9,576
Europe	4,041	2,492	18,843	12,686
Total	$8,090	$15,589	$63,253	$64,694

Revenues and equity income of investments by source:
Equity losses from unconsolidated subsidiaries	$(5,405)	$(1,440)	$(624)	$(1,693)
Income from Portfolio Assets	6,720	11,691	40,622	45,971
Servicing fees	3,331	2,660	11,065	8,658
Gain on sale of investment security	90	—	90	3,250
Gain on sale of SBA loans held for sale, net	425	294	2,261	654
Interest income from SBA loans	409	317	1,433	1,212
Interest income from loans receivable	392	397	1,562	1,768
Other	2,128	1,670	6,844	4,874
Total	$8,090	$15,589	$63,253	$64,694

Special Situations Platform segment:
Revenues and equity income of investments by source:
Equity income (loss) from unconsolidated subsidiaries	$(295)	$2,042	$2,855	$16,302
Interest income from loans receivable	473	540	1,986	2,354
Operating revenue - railroad	1,972	1,261	6,989	4,720
Operating revenue - manufacturing	—	—	—	10,466
Other	321	249	1,215	1,503
Total	$2,471	$4,092	$13,045	$35,345

Number of personnel at period end:
U.S. - Portfolio Asset Acquisition and Resolution segment	91	88
U.S. - Special Situations Platform segment	39	29
Latin America	116	117
Corporate	30	30
Total personnel	276	264

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Analysis of Equity Investments
FirstCity’s average investment:
U.S. - Portfolio Asset Acquisition and Resolution segment	$57,775	$33,299	$47,384	$24,141
U.S. - Special Situations Platform segment	13,381	15,763	13,336	7,556
Latin America	11,071	15,934	13,456	16,782
Europe	—	3,193	(19)	5,686
Europe - servicing subsidiaries	35,058	33,064	35,159	28,499
Latin America - servicing subsidiaries	2,936	2,095	3,053	2,081
Total	$120,221	$103,348	$112,369	$84,745

FirstCity’s share of equity income (loss):
U.S. - Portfolio Asset Acquisition and Resolution segment	$2,144	$(134)	$3,664	$(195)
U.S. - Special Situations Platform segment	(295)	2,042	2,855	16,302
Latin America	(9,001)	(157)	(10,153)	(662)
Europe	—	(2,761)	29	(4,884)
Europe - servicing subsidiaries	1,325	1,509	5,150	4,783
Latin America - servicing subsidiaries	127	103	686	(735)
Total	$(5,700)	$602	$2,231	$14,609

Selected Other Data:
Average investment in consolidated portfolio assets and loans receivable:
U.S. - Portfolio Asset Acquisition and Resolution segment	$147,510	$208,229	$169,799	$213,334
U.S. - Special Situations Platform segment	23,037	23,624	23,136	27,170
Latin America	12,007	17,625	15,920	18,089
Europe	5,950	17,217	10,251	16,583
Total	$188,504	$266,695	$219,106	$275,176

Income from consolidated portfolio assets and loans receivable:
U.S. - Portfolio Asset Acquisition and Resolution segment	$4,799	$8,471	$28,626	$33,971
U.S. - Special Situations Platform segment	473	540	1,986	2,354
Latin America	927	662	5,212	3,747
Europe	2,220	3,566	12,040	11,887
Total	$8,419	$13,239	$47,864	$51,959

Servicing fee revenues:
Portfolio assets - U.S. partnerships:
Servicing fee revenue	$1,799	$1,021	$4,891	$2,007
Average servicing fee	3.1%	3.2%	3.2%	3.3%
Portfolio assets - Latin American partnerships:
Servicing fee revenue	$1,348	$1,499	$5,457	$6,183
Average servicing fee %	21.2%	31.9%	23.5%	27.6%
Total service fees - Portfolio Assets:
Servicing fee revenue	$3,147	$2,520	$10,348	$8,190
Average servicing fee %	4.9%	6.8%	5.8%	9.8%
Service fees - SBA loans	$184	$140	$717	$468
Total Service Fees	$3,331	$2,660	$11,065	$8,658

Collections:
U.S. unconsolidated partnerships	$57,753	$32,135	$155,166	$61,356
Latin American unconsolidated partnerships	7,766	6,484	28,506	28,666
European unconsolidated partnerships	—	6,525	—	18,634
Total unconsolidated partnership collections	65,519	45,144	183,672	108,656
U.S. consolidated partnerships	12,503	25,718	89,749	103,744
Latin American consolidated partnerships	644	312	4,496	2,920
European consolidated partnerships	6,055	5,590	33,782	19,002
Total consolidated partnership collections	19,202	31,620	128,027	125,666
Total collections	$84,721	$76,764	$311,699	$234,322

Servicing portfolio (face value) at period end:
United States	$1,331,859	$1,164,642
Latin America	1,392,535	1,559,372
Europe	1,216,407	1,200,508
Total	$3,940,801	$3,924,522

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Portfolio Purchases and Other Investments:

							FirstCity
	Portfolio Purchases				FirstCity	FirstCity	Investment
	United		Latin		Investment	Investment	in Special
	States	Europe	America	Total	in Portfolios	in Other	Situations	Total
2011
4th Quarter	$105,075	$1,798	$—	$106,873	$12,342	$7,554	$—	$19,896
3rd Quarter	87,112	594	—	87,706	18,728	7,814	2,601	29,143
2nd Quarter	81,653	—	—	81,653	22,159	7,396	—	29,555
1st Quarter	11,091	—	—	11,091	4,810	9,931	700	15,441
Total Year 2011	$284,931	$2,392	$—	$287,323	$58,039	$32,695	$3,301	$94,035
2010
4th Quarter	$51,059	$—	$—	$51,059	$14,473	$14,314	$175	$28,962
3rd Quarter	15,025	—	—	15,025	10,513	4,956	148	15,617
2nd Quarter	141,566	—	—	141,566	28,122	14,482	8,107	50,711
1st Quarter	18,114	—	—	18,114	14,605	9,005	4,790	28,400
Total Year 2010	$225,764	$—	$—	$225,764	$67,713	$42,757	$13,220	$123,690
Total Year 2009	$200,590	$—	$—	$200,590	$147,654	$33,873	$12,415	$193,942
Total Year 2008	$64,394	$1,823	$23,097	$89,314	$72,307	$33,007	$19,906	$125,220

Portfolio Asset Acquisition and Resolution segment:

	Three Months Ended		Year Ended
	December 31,		December 31,
Aggregate purchase price of portfolios acquired:	2011	2010	2011	2010
Acquisition partnerships
United States	$105,075	$51,059	$284,931	$225,764
Latin America	—	—	—	—
Europe	1,798	—	2,392	—
Total	$106,873	$51,059	$287,323	$225,764

	Purchase	FirstCity’s
Historical acquisitions of Portfolios - annual:	Price	Investment
Total 2011	$287,323	$58,039
2010	225,764	67,713
2009	200,590	147,654
2008	89,314	72,307
2007	214,333	126,714

	December 31,	December 31,
Portfolio acquisition and resolution assets by region:	2011	2010
United States	$199,093	$241,589
Latin America	17,048	39,476
Europe	41,447	68,642
Total	$257,588	$349,707

Special Situations Platform segment:

	Total	FirstCity Denver’s Investment
Historical investments - annual:	Investment	Debt	Equity	Total
Total 2011	$3,301	$1,200	$2,101	$3,301
2010	13,739	8,825	4,395	13,220
2009	20,058	12,023	392	12,415
2008	28,750	16,650	3,256	19,906
2007	22,314	5,630	5,900	11,530

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands, except exchange rate data)

(Unaudited)

Summary of Consolidated Portfolio Assets (at Carrying Value) by Region and Type

	December 31, 2011
	Income-Accruing Loans		Non-Accrual Loans
	Purchased		Purchased Credit-
	Credit-		Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$9,429	$4,749	$50,133	$27,313	$1,149	$—	$26,649	$119,422

France	—	—	—	—	—	—	—	—

Germany	—	—	3,700	567	—	—	207	4,474

Mexico	—	—	—	50	—	—	—	50

Total	$9,429	$4,749	$53,833	$27,930	$1,149	$—	$26,856	$123,946

	December 31, 2010
	Income-Accruing Loans		Non-Accrual Loans
	Purchased		Purchased Credit-
	Credit-		Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$3,420	$1,640	$94,144	$41,959	$1,574	$—	$33,709	$176,446

France	—	1,125	2,499	—	—	2,037	—	5,661

Germany	—	—	2,022	12,659	—	—	9,376	24,057

Mexico	—	—	—	9,897	—	—	—	9,897

Total	$3,420	$2,765	$98,665	$64,515	$1,574	$2,037	$43,085	$216,061

Illustration of the Effects of Foreign Currency Fluctuations on Net Earnings

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net earnings attributable to FirstCity	$15,334	$1,778	$24,217	$12,503
Foreign currency gains (losses), net:
Euro	$(495)	(16)	194	(462)
Mexican Peso	(805)	(547)	(790)	(447)
Argentine Peso	(42)	—	(63)	(16)
Chilean Peso	(415)	36	(358)	28

Exchange rate at valuation date:
Euro	0.77	0.75
Mexican Peso	13.99	12.36
Argentine Peso	4.31	3.98
Chilean Peso	520.70	473.20

FirstCity Financial Corporation

Schedule of Estimated Unrealized Gross Profit from Portfolio Assets (Unaudited)

December 31, 2011

	Basis in Portfolio Assets (1), (4)
($ in 000’s)	12/31/2009	12/31/2010	12/31/2011
Domestic	$190,541	196,159	163,050
Europe	32,665	31,826	9,381
Latin America	27,473	23,329	15,298
Total	$250,679	251,314	187,729

	Estimated Remaining Collections (2)
	12/31/2009	12/31/2010	12/31/2011
Domestic	$276,018	290,626	238,547
Europe	50,328	43,634	15,262
Latin America	70,398	66,564	50,955
Total	$396,744	400,825	304,764

	Estimated Unrealized Gross Profit (3)
	12/31/2009	12/31/2010	12/31/2011
Domestic	$85,476	94,469	75,497
Europe	17,663	11,807	5,880
Latin America	42,925	43,235	35,658
Total	$146,064	149,511	117,036

	Estimated Unrealized Gross Profit %
	12/31/2009	12/31/2010	12/31/2011
Domestic	30.97%	32.50%	31.65%
Europe	35.10%	27.06%	38.53%
Latin America	60.97%	64.95%	69.98%
Total	36.82%	37.30%	38.40%

This schedule provides selected information related to the Company’s economic interests in consolidated and unconsolidated Portfolio Assets and is provided for informational purposes to provide an indication of the potential future unrealized gross profit attributable to those Portfolios. In preparing this schedule, management was required to make certain estimates and assumptions surrounding the underlying assets in the Portfolios that impact the reported amounts. Such estimates and assumptions could change in the future, as more information becomes available, which could impact the reported amounts. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

(1) Basis in Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity and beneficial interests in unconsolidated partnerships.

(2) Estimated Remaining Collections represents FirstCity’s share of future projected net cash collections expected from the Portfolios Assets.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Basis in Portfolio Assets.

(4) FirstCity considers Basis in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Basis in Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2009	12/31/2010	12/31/2011
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the balance sheet of the respective Form 10-K)	$224,384	216,061	128,747
Noncontrolling interests in FirstCity’s consolidated Portfolio Assets (component of “Non- controlling interests” as reported on the balance sheet of the respective Form 10-K)	(37,277)	(23,482)	(13,556)
FirstCity’s equity and beneficial interests in Portfolio Assets held by unconsolidated partnerships (components of “Assets” as reported in the “Condensed Combined Balance Sheets” tabular disclosure under the “Investments in Unconsolidated Subsidiaries” footnote, and “Investment securities” as reported on the balance sheet of the respective Form 10-K)	63,572	58,735	72,538
FirstCity’s economic basis in consolidated and unconsolidated Portfolio Assets	$250,679	251,314	187,729